UNITED STATES
SECURITIES and EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of report (Date of earliest event reported)               June 23, 2004

FLUSHING FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

000-24272
(Commission File Number)

DELAWARE
(State or other jurisdiction of incorporation)

11-3209278
(I.R.S. Employer Identification Number)

144-51 NORTHERN BOULEVARD FLUSHING, NEW YORK 11354
(Address of principal executive offices)

(718) 961-5400
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 9.    Regulation FD Disclosure

    FLUSHING, NY - JUNE 23, 2004 - Flushing Financial Corporation (Nasdaq: FFIC) today announced that, through an arrangement with Sidoti and Company, LLC, it will make presentations to several institutional investors. John R. Buran, Flushing Financial's Executive Vice President and Chief Operating Officer, and David W. Fry, Vice President, Controller and CFO-elect, will make the presentations in Minneapolis on June 23rd, and in Detroit on June 24th.

Item 7(c).    Exhibits

99.1. Press release of Flushing Financial Corporation, dated June 23, 2004.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2004

FLUSHING FINANCIAL CORPORATION

By:	/s/ Michael J. Hegarty

Name:	Michael J. Hegarty
Title:	President & Chief Executive Officer

INDEX TO EXHIBITS

Exhibit		Page
99.1	Press release of Flushing Financial Corporation,
	dated June 23, 2004	5